Och-Ziff Capital Management Group LLC Reports
2016 Fourth Quarter and Full Year Results
2016 Fourth Quarter Dividend of $0.01 per Class A Share
NEW YORK, February 15, 2017 – Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company” or “Och-Ziff”) today reported GAAP net income attributable to Class A Shareholders (“GAAP Net Income”) of $2.9 million, or $0.02 per basic and diluted Class A Share, for the 2016 fourth quarter and a GAAP Net Loss of $130.8 million, or $0.72 per basic and $0.73 per diluted Class A Share, for the 2016 full year.
Summary

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Distributable Earnings for the 2016 full year were a loss of $121.3 million, or $0.23 per Adjusted Class A Share, which reflects the FCPA settlements recorded and fully paid in 2016 and the one-time effect of reversing the amount accrued for payments due under the tax receivable agreement (“TRA”) for the 2015 and 2016 tax years.

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Excluding the effects of the TRA reversal and the FCPA settlements, Distributable Earnings for the 2016 full year were $191.1 million, or $0.37 per Adjusted Class A Share. Distributable Earnings for the 2016 fourth quarter were $7.5 million, or $0.01 per Adjusted Class A Share.

•	Cash dividend of $0.01 per Class A Share was declared for the 2016 fourth quarter.

•	Assets under management totaled $37.9 billion as of December 31, 2016, decreasing 17% year-over-year, primarily due to net outflows from the Company’s multi-strategy funds.

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Assets under management in the Company’s dedicated credit, real estate and other single-strategy funds were $16.8 billion, comprising 44% of assets under management as of December 31, 2016, increasing 5% year-over-year.

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The Company’s major funds generated strong returns in the 2016 fourth quarter. The OZ Master Fund was up 2.7% net and the OZ Credit Opportunities Master Fund was up 5.9% net. The Company’s real estate funds realized six investments in 2016, with a gross IRR of 23.6%. The CLOs the Company manages continued to post top quartile performance.

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Estimated assets under management totaled $33.6 billion as of February 1, 2017, with OZ Master Fund returning an estimated 2.2% net and OZ Credit Opportunities Fund returning an estimated 1.5% net in January 2017.

•	In January 2017, the Company completed the subsequent issuance and sale of $150 million of Class A Cumulative Preferred Units (the “Preferred Units”).
“Firm performance in the fourth quarter was broad-based, generating strong absolute returns across our four major strategies,” said Dan Och, Chairman and Chief Executive Officer of Och-Ziff. “Looking forward, we believe we are well positioned to generate performance for our investors in an increasingly uncertain environment.”
RECENT DEVELOPMENTS
On January 23, 2017, the Company completed the second issuance and sale of Preferred Units in the aggregate amount of $150 million. The Preferred Units represent ownership interest in each of OZ Management LP, OZ Advisors LP and OZ Advisors II LP, pursuant to a securities purchase agreement dated September 29, 2016 (the “Purchase Agreement”) with certain of the Company’s executive managing directors, including Daniel S. Och (the “EMD Purchasers”). Pursuant to the Purchase Agreement, the EMD Purchasers agreed to purchase $400 million of Preferred Units. The first issuance and sale of $250 million was completed in October 2016. The Company used the proceeds from the Preferred Units issued in October 2016, as well as cash on hand, to pay the $412.1 million in penalties and disgorgement related to the previously disclosed FCPA settlements with the SEC and the DOJ. The Company expects to use the proceeds from the January 2017 sale and issuance of the Preferred Units for working capital and general corporate purposes, as well as for repayment of the Company’s revolving credit facility.
For additional details on the Preferred Units, see the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 24, 2017.
GAAP NET INCOME (LOSS) ATTRIBUTABLE TO CLASS A SHAREHOLDERS
On January 1, 2016, the Company adopted new consolidation accounting guidance that resulted in the deconsolidation of the majority of its previously consolidated funds, including all CLOs. The deconsolidation resulted in a significant decrease in the amount of income of consolidated Och-Ziff funds, expenses of consolidated Och-Ziff funds, and net gains of consolidated Och-Ziff funds in the Company’s GAAP consolidated statement of comprehensive income (loss). Management fees and incentive income from the previously consolidated funds are also no longer eliminated in consolidation.
For the 2016 fourth quarter, Och-Ziff reported GAAP Net Income of $2.9 million, or $0.02 per basic and diluted Class A Share, compared to GAAP Net Loss of $22.3 million, or $0.12 per basic and diluted Class A Share, for the 2015 fourth quarter. The year-over-year improvement was primarily driven by higher incentive income and lower income taxes, partially offset by lower management fees and higher compensation and benefits expenses.
For the 2016 full year, Och-Ziff reported a GAAP Net Loss of $130.8 million, or $0.72 per basic and $0.73 per diluted Class A Share, compared to GAAP Net Income of $25.7 million, or $0.14 per basic and diluted Class A Share, for the 2015 full year. The year-over-year decrease was primarily driven by the $412.1 million FCPA settlements expense recorded in 2016, higher non-compensation expenses and lower management fees, partially offset by higher incentive income and lower income taxes. Lower compensation and benefits expenses also partially offset the year-over-year decline in GAAP Net Income, as lower equity-based compensation expense more than offset higher bonus expense.
Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the section titled “Non-GAAP Financial Measures” at the end of this press release.

DISTRIBUTABLE EARNINGS (NON-GAAP)
For the 2016 fourth quarter, Och-Ziff reported Distributable Earnings of $7.5 million, or $0.01 per Adjusted Class A Share, compared to a Distributable Earnings loss of $36.1 million, or $0.07 per Adjusted Class A Share, for the 2015 fourth quarter. The year-over-year improvement was driven by higher incentive income and lower non-compensation expenses, partially offset by lower management fees and higher compensation and benefits expenses.
For the 2016 full year, Och-Ziff reported a Distributable Earnings loss of $121.3 million, or $0.23 per Adjusted Class A Share, which reflected the $412.1 million FCPA settlements expense recorded in 2016. The loss also reflects the reversal of $99.8 million of previously accrued Adjusted Income Taxes taken in 2015 related to TRA payments waived in the third quarter of 2016. Excluding the FCPA settlements expense and reversal of the TRA accrual, Distributable Earnings were $191.1 million, or $0.37 per Adjusted Class A Share, compared to $251.9 million, or $0.49 per Adjusted Class A Share, for the 2015 full year. The year-over-year decrease was driven primarily by lower management fees and higher compensation and benefits expenses, partially offset by higher incentive income and lower Adjusted Income Taxes.
Please see the “Economic Income (Non-GAAP)” section of this press release for a discussion of the drivers affecting the Company’s Economic Income. The adoption of the new consolidation guidance referenced above had no impact on Economic Income or Distributable Earnings.
Distributable Earnings is a non-GAAP measure. For reconciliations of Distributable Earnings to the respective GAAP Net Income for the periods discussed above, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the section titled “Non-GAAP Financial Measures” at the end of this press release, including the definitions of Distributable Earnings, Adjusted Income Taxes and Adjusted Class A Shares.
ASSETS UNDER MANAGEMENT

			Year-Over-Year Change
(dollars in billions)	December 31, 2016	December 31, 2015	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation	Total	%

Multi-strategy funds	$21.1	$29.5	$(9.0)	$—	$0.5	$(8.4)	-29%
Credit
Opportunistic credit funds	5.4	5.4	—	(0.7)	0.8	—	1%
Institutional Credit Strategies	8.0	7.2	0.8	—	—	0.8	11%
Real estate funds	2.2	2.0	0.3	(0.2)	—	0.1	6%
Other	1.2	1.3	(0.1)	(0.1)	—	(0.1)	-9%
Total	$37.9	$45.5	$(8.0)	$(0.9)	$1.3	$(7.6)	-17%
Totals may not sum due to rounding. Please see Exhibit 6 for detailed information.

As of December 31, 2016, assets under management totaled $37.9 billion, a decrease of $7.6 billion, or 17%, from December 31, 2015, which was driven by capital net outflows of $8.0 billion, primarily in the multi-strategy funds, and $888.3 million of distributions and other reductions from the Company's closed-end opportunistic credit and real estate funds. Partially offsetting these reductions was performance-related appreciation of $1.3 billion. During the month of December, the Company had approximately $589.1 million of intra-month capital net inflows, which were primarily driven by the launch of two new CLOs, and are included in the $37.9 billion of assets under management as of December 31, 2016.
Assets under management decreased to an estimated $33.6 billion as of February 1, 2017. This decrease reflected estimated performance-related appreciation of approximately $474.8 million in January and capital net outflows of approximately $4.8 billion, which was comprised of approximately $4.4 billion of capital net outflows on January 1, 2017 and approximately $373.0 million of capital net outflows from January 2, 2017 to February 1, 2017. The Company’s capital net outflows continued to be elevated since December 31, with redemptions concentrated in the multi-strategy funds.
Please see the detailed assets under management and fund information on Exhibits 6 through 8 that accompany this press release.
Multi-strategy funds
Assets under management in Och-Ziff’s multi-strategy funds totaled $21.1 billion as of December 31, 2016, decreasing 29%, or $8.4 billion, year-over-year. This change was driven by net capital outflows of $9.0 billion, primarily in the OZ Master Fund, the Company’s largest multi-strategy fund, partially offset by performance-related appreciation of $536.6 million. The Company’s multi-strategy funds experienced elevated redemptions during 2016 and into early 2017 as a result of the FCPA settlements, as well as the overall redemption cycle currently affecting the hedge fund industry.
In the 2016 fourth quarter, the OZ Master Fund generated a gross return of 3.7% and a net return of 2.7%, which was driven by strong and balanced performance across all of the fund’s major strategies. For the 2016 full year, the OZ Master Fund generated a gross return of 6.5% and a net return of 3.8%. These returns were driven by the fund’s merger arbitrage, credit-related and convertible and derivative arbitrage strategies, partially offset by weaker performance in long/short equity special situations due to losses during the first quarter.
Credit
Assets under management in Och-Ziff’s dedicated credit products totaled $13.4 billion as of December 31, 2016, increasing $811.7 million, or 6%, year-over-year. This change was driven by capital net inflows of $744.0 million and performance-related appreciation of $753.1 million, partially offset by $685.3 million of distributions and other reductions in the Company's closed-end opportunistic credit funds.
Opportunistic credit
Och-Ziff’s opportunistic credit funds seek to generate risk-adjusted returns by capturing value in mispriced investments across disrupted, dislocated and distressed corporate, structured and private credit markets globally.
Assets under management in the Company’s opportunistic credit funds totaled $5.4 billion as of December 31, 2016, essentially flat year-over-year as $759.4 million of performance-related appreciation was mostly offset by $685.3 million of distributions and other reductions in the Company’s closed-end opportunistic credit funds.
In the 2016 fourth quarter, the OZ Credit Opportunities Master Fund, the Company’s global opportunistic credit fund, generated a gross return of 7.1% and a net return of 5.9%. For the 2016 full year, the fund generated a gross return of 21.1% and a net return of 18.0%. These returns were driven in part by realizations in structured credit and successful resolutions in various distressed situations in corporate credit. Since its inception five years ago, the fund has generated a net annualized return of 13.1%.
Institutional Credit Strategies
Institutional Credit Strategies (“ICS”) is the Company’s asset management platform that invests in performing credits, including leveraged loans, high-yield bonds, private credit/bespoke financing and investment grade credit via CLOs and other customized solutions for clients.
Assets under management in ICS totaled $8.0 billion as of December 31, 2016, increasing $777.8 million, or 11%, year-over-year. The increase was primarily driven by two additional CLOs that closed in the 2016 fourth quarter, including the Company’s first European CLO. ICS also refinanced two existing deals during the fourth quarter. ICS managed 15 CLOs as of December 31, 2016 and continues to post top quartile CLO performance, with inception to date annualized cash-on-cash equity returns in excess of 20%.
Real estate funds
Assets under management in Och-Ziff’s real estate funds totaled $2.2 billion as of December 31, 2016, increasing $123.4 million year-over-year. This increase was driven by additional closings in Och-Ziff Real Estate Credit Fund I, partially offset by distributions from Och-Ziff Real Estate Funds I and II.
During the 2016 fourth quarter, Och-Ziff Real Estate Fund III, which is currently in its investment period, deployed $158.4 million, and over half of the fund is committed at this point, leaving $741 million remaining to invest. Och-Ziff Real Estate Funds I and II continue to harvest investments, realizing six investments during 2016 at 2.2x of invested capital and a gross IRR of 23.6%.
Since inception, the net IRR for Och-Ziff Real Estate Fund II (for which the investment period ended in 2014) was 21.3% through December 31, 2016, and 15.6% net for Och-Ziff Real Estate Fund I (for which the investment period ended in 2010).
ECONOMIC INCOME (NON-GAAP)
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period. The adoption of the new consolidation guidance referenced above had no impact on Economic Income.
For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 through 5 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.

Economic Income Revenues (Non-GAAP)
Economic Income revenues for the 2016 fourth quarter were $273.7 million, a 25% increase from the $218.4 million for the 2015 fourth quarter. Incentive income was $176.0 million, 154% higher than the $69.2 million for the prior-year period. Management fees were $97.3 million, 35% lower than the $148.6 million for the prior-year period.
Economic Income revenues for the 2016 full year were $730.2 million, a 14% decrease from $849.3 million for the 2015 full year. Management fees were $494.7 million, a 23% decrease from $642.2 million for the prior-year period. Incentive income was $233.4 million, 14% higher than the $205.0 million for the prior-year period.
The year-over-year decrease in management fees was driven primarily by lower assets under management in the Company’s multi-strategy funds. In addition, effective October 1, 2016, the Company reduced the management fee rate for existing investors in virtually all of its multi-strategy assets under management, further contributing to the decline in management fee revenue. The year-over-year increase in incentive income was driven primarily by improved fund performance in 2016.
Compensation and Benefits (Non-GAAP)
Compensation and benefits for the 2016 fourth quarter totaled $224.1 million, a 12% increase compared to $200.3 million in the 2015 fourth quarter. Salaries and benefits were $24.9 million, 15% lower than $29.4 million in the prior-year period due to lower headcount. Bonus expense for the 2016 fourth quarter totaled $199.2 million, 17% higher than the $170.9 million for the prior-year period.
Compensation and benefits for the 2016 full year totaled $329.8 million, a 9% increase from $302.7 million for the 2015 full year. Salaries and benefits were $110.9 million, 2% lower than $113.7 million in the prior-year period due to lower headcount. Bonus expense for the 2016 full year totaled $218.8 million, 16% higher than the $189.0 million in the prior-year period, the increase was due to improved fund performance that drove higher incentive income and a corresponding increase in bonus compensation.
Non-Compensation Expenses (Non-GAAP)
Non-compensation expenses for the 2016 fourth quarter totaled $44.5 million, a 20% decrease from $55.6 million in the prior-year period, primarily due to lower professional services.
Non-compensation expenses for the 2016 full year totaled $611.9 million, including the $412.1 million FCPA settlements expense recorded in 2016. Excluding the FCPA settlements expense, non-compensation expenses were $199.8 million, essentially flat compared to $201.4 million in the prior-year period.
Economic Income (Non-GAAP)
Economic Income for the 2016 fourth quarter was $5.1 million, compared to a loss of $37.6 million for the 2015 fourth quarter. The increase for the quarter to date period was primarily driven by higher incentive income and lower non-compensation expenses, partially offset by lower management fees and higher compensation and benefits expenses.
Economic Income for the 2016 full year was a loss of $211.6 million. Excluding the $412.1 million FCPA settlements expense, Economic Income was $200.5 million, compared to $345.2 million for the 2015 full year. Excluding the FCPA settlements expense, the year-over-year decrease in Economic Income was primarily driven by lower management fees and higher compensation and benefits expenses, partially offset by higher incentive income.
CAPITAL
As of December 31, 2016, the number of Class A Shares outstanding was 184,843,255. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its executive managing directors in the Company’s principal operating subsidiaries (the “Och-Ziff Operating Group”) (collectively, “Partner Units”), as well as Class A Restricted Share Units (“RSUs”) outstanding during the applicable period, have been converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”). For the quarter and full year ended December 31, 2016, the total weighted-average Adjusted Class A Shares outstanding was 521,010,493 and 519,750,210, respectively.
DIVIDEND
The Board of Directors of Och-Ziff declared a 2016 fourth quarter dividend of $0.01. The dividend is payable on March 6, 2017, to holders of record as of the close of business on February 27, 2017.
For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, the entire amount of the 2016 fourth quarter dividend will be treated as return of capital.
Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.
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Dan Och, Chairman and Chief Executive Officer of Och-Ziff, and Alesia Haas, Chief Financial Officer, will host a conference call today, February 15, 2017, 8:30 a.m. Eastern Time to discuss the Company’s 2016 fourth quarter results. The call can be accessed by dialing +1-888-713-4211 (in the U.S.) or +1-617-213-4864(international), passcode 92871182. A simultaneous webcast of the call will be available on the Public Investors page of the Company’s website (www.ozcap.com).
For those unable to listen to the live broadcast, a replay will be available shortly after the call by dialing +1-888-286-8010 (in the U.S.) or +1-617-801-6888 (international), passcode 18407426. A webcast replay will also be available on the Company’s website as noted above.
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Non-GAAP Financial Measures
Management evaluates Economic Income for the Och-Ziff Funds segment, the Company’s only reportable operating segment under GAAP, and for the Company’s Other Operations. Economic Income for the Company equals the sum of Economic Income for the Och-Ziff Funds segment and the Company’s Other Operations.

Additionally, throughout this press release management has presented certain non-GAAP measures that exclude the effect of the FCPA settlements expense and the effects of the reversal of Adjusted Income Taxes related to the TRA waiver in the full year 2016 results. These measures are presented to provide a more comparable view of the Company’s core operating results year-over-year.
The Company conducts substantially all of its business through the Och-Ziff Funds segment, which provides asset management services to its multi-strategy, opportunistic credit and equity funds, Institutional Credit Strategies and other alternative investment vehicles. The Company’s Other Operations are primarily comprised of its real estate business, which provides asset management services to its real estate funds.
The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Income or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.
For reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures, please see Exhibits 2 through 5 that accompany this press release.
Economic Income
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management uses Economic Income as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.
Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

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Income allocations to the Company’s executive managing directors on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

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Reorganization expenses related to the Company’s IPO, equity-based compensation expenses, depreciation and amortization expenses, and gains and losses on asset held for sale, as management does not consider these non-cash expenses to be reflective of operating performance. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement.

•	Changes in the tax receivable agreement liability and gains and losses on investments in Och-Ziff funds, as management does not consider these items to be reflective of operating performance.

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Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance. The Company also defers the recognition of incentive income allocations from the consolidated Och-Ziff funds until all clawback contingencies are resolved, consistent with the revenue recognition policy for the funds the Company does not consolidate.

In addition, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Deferred cash compensation expense is recognized in full in the period in which it is awarded, as management determines the total amount of compensation based on the Company’s performance in the year of the award.
As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, incentive income, compensation and benefits, non-compensation expenses and net income (loss) attributable to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures.
Distributable Earnings and Adjusted Income Taxes
Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income less Adjusted Income Taxes. Adjusted Income Taxes presents an estimate of amounts needed to fund payments for income taxes and amounts payable under the TRA. These amounts are grossed-up for Och-Ziff Capital Management Group LLC’s ownership percentage in the Och-Ziff Operating Group, assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. The amounts payable under the tax receivable agreement includes the effects of the reversal of Adjusted Income Taxes related to the TRA waiver in the third quarter of 2016.
Partner Units represent the Och-Ziff Operating Group A Units and Och-Ziff Operating Group D Units held by the Company’s executive managing directors in the Och-Ziff Operating Group. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares.
Management believes Distributable Earnings provides useful information to investors because it uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors with respect to their Partner Units.
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Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.
Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. We caution that forward-

looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving the Company; the consequences of the FCPA settlements with the SEC and the DOJ; conditions impacting the alternative asset management industry; the Company’s ability to retain existing investor capital; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.
If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2015, dated February 11, 2016, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise.
This press release does not constitute an offer of any Och-Ziff fund.
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About Och-Ziff
Och-Ziff is one of the largest institutional alternative asset managers in the world, with offices in New York, London, Hong Kong, Mumbai, Beijing, Shanghai and Houston. Och-Ziff provides asset management services to investors globally through its multi-strategy funds, dedicated credit funds, including opportunistic credit funds and Institutional Credit Strategies products, real estate funds and other alternative investment vehicles. Och-Ziff seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. Och-Ziff’s funds invest across multiple strategies and geographies, consistent with the investment objectives of each fund. The global investment strategies Och-Ziff employs include convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments, real estate and structured credit. As of February 1, 2017, Och-Ziff had approximately $33.6 billion in assets under management. For more information, please visit Och-Ziff’s website (www.ozcap.com).

Investor Relations Contact	Media Relations Contact
Tina Madon	Joe Snodgrass
+1-212-719-7381	+1-212-887-4821
tina.madon@ozcap.com	joseph.snodgrass@ozcap.com

EXHIBIT 1
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues
Management fees	$104,334	$147,784	$533,156	$643,991
Incentive income	175,963	66,301	233,440	187,563
Other revenues	462	529	2,006	2,077
Income of consolidated Och-Ziff funds	500	128,214	1,762	489,350
Total Revenues	281,259	342,828	770,364	1,322,981

Expenses
Compensation and benefits	240,121	218,631	409,883	430,526
Reorganization expenses	—	2,012	—	14,064
Interest expense	6,324	5,408	23,776	21,441
General, administrative and other	63,800	56,807	648,131	184,139
Expenses of consolidated Och-Ziff funds	34	82,923	350	303,770
Total Expenses	310,279	365,781	1,082,140	953,940

Other Income (Loss)
Net gains on investments in Och-Ziff funds and joint ventures	2,458	25	3,760	68
Net gains (losses) of consolidated Och-Ziff funds	733	(91,431)	2,915	(69,572)
Total Other Income (Loss)	3,191	(91,406)	6,675	(69,504)

(Loss) Income Before Income Taxes	(25,829)	(114,359)	(305,101)	299,537
Income taxes	(28,550)	12,617	10,886	132,224
Consolidated and Comprehensive Net Income (Loss)	2,721	(126,976)	(315,987)	167,313
Less: Loss (income) attributable to noncontrolling interests	6,890	79,169	193,757	(191,177)
Less: (Income) loss attributable to redeemable noncontrolling interests	(649)	25,499	(2,450)	49,604
Net Income (Loss) Attributable to Och-Ziff Capital Management Group LLC	8,962	(22,308)	(124,680)	25,740
Less: Change in redemption value of Preferred Units	(6,082)	—	(6,082)	—
Net Income (Loss) Attributable to Class A Shareholders	$2,880	$(22,308)	$(130,762)	$25,740

Earnings (Loss) per Class A Share
Earnings (loss) per Class A Share - basic	$0.02	$(0.12)	$(0.72)	$0.14
Earnings (loss) per Class A Share - diluted	$0.02	$(0.12)	$(0.73)	$0.14
Weighted-average Class A Shares outstanding - basic	183,152,279	178,601,584	182,670,173	177,935,977
Weighted-average Class A Shares outstanding - diluted	183,152,279	178,601,584	479,987,268	180,893,947

EXHIBIT 2
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended December 31, 2016			Three Months Ended December 31, 2015
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net Income (Loss) Attributable to Class A Shareholders	$12,370	$(9,490)	$2,880	$(18,462)	$(3,846)	$(22,308)
Change in redemption value of Preferred Units	6,082	—	6,082	—	—	—
Net Income (Loss) Attributable to Och-Ziff Capital Management Group LLC	18,452	(9,490)	8,962	(18,462)	(3,846)	(22,308)
Net loss attributable to the Och-Ziff Operating Group A Units	(7,749)	—	(7,749)	(38,790)	—	(38,790)
Equity-based compensation, net of RSUs settled in cash	18,286	620	18,906	19,386	589	19,975
Income taxes	(28,550)	—	(28,550)	12,617	—	12,617
Adjustment for incentive income allocations from consolidated funds subject to clawback	—	—	—	1,349	(5,764)	(4,415)
Allocations to Och-Ziff Operating Group D Units	(2,850)	—	(2,850)	(2,021)	—	(2,021)
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	—	1,322	1,322	—	1,205	1,205
Reorganization expenses	—	—	—	2,012	—	2,012
Changes in tax receivable agreement liability	13,653	—	13,653	(7,959)	—	(7,959)
Depreciation, amortization and loss on asset held for sale	4,884	51	4,935	3,008	188	3,196
Other adjustments	(3,332)	(204)	(3,536)	(937)	(132)	(1,069)
Economic Income—Non-GAAP	$12,794	$(7,701)	5,093	$(29,797)	$(7,760)	(37,557)
Adjusted Income Taxes—Non-GAAP(1)			2,445			1,419
Distributable Earnings—Non-GAAP			$7,538			$(36,138)

Weighted-Average Class A Shares Outstanding			183,152,279			178,601,584
Weighted-Average Partner Units			322,767,349			321,321,750
Weighted-Average Class A Restricted Share Units (RSUs)			15,090,865			13,947,555
Weighted-Average Adjusted Class A Shares			521,010,493			513,870,889

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.01			$(0.07)

(1) Presents an estimate of amounts needed to fund payments for income taxes and amounts payable under the tax receivable agreement. These amounts are grossed-up for Och-Ziff Capital Management Group LLC’s ownership percentage in the Och-Ziff Operating Group, assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. The amounts payable under the tax receivable agreement includes the effects of the reversal of previously accrued Adjusted Income Taxes related to the TRA waiver in the third quarter of 2016.

EXHIBIT 3
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Year Ended December 31, 2016			Year Ended December 31, 2015
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net (Loss) Income Attributable to Class A Shareholders	$(126,279)	$(4,483)	$(130,762)	$(13,688)	$39,428	$25,740
Change in redemption value of Preferred Units	6,082	—	6,082	—	—	—
Net (Loss) Income Attributable to Och-Ziff Capital Management Group LLC	(120,197)	(4,483)	(124,680)	(13,688)	39,428	25,740
Net (loss) income attributable to the Och-Ziff Operating Group A Units	(195,087)	—	(195,087)	136,449	—	136,449
Equity-based compensation, net of RSUs settled in cash	72,650	2,567	75,217	103,643	2,922	106,565
Income taxes	10,787	99	10,886	132,224	—	132,224
Adjustment for incentive income allocations from consolidated funds subject to clawback	—	—	—	1,165	(46,242)	(45,077)
Allocations to Och-Ziff Operating Group D Units	—	—	—	11,974	701	12,675
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	—	6,752	6,752	—	8,612	8,612
Reorganization expenses	—	—	—	14,064	—	14,064
Changes in tax receivable agreement liability	1,663	—	1,663	(55,852)	—	(55,852)
Depreciation, amortization and loss on asset held for sale	19,269	613	19,882	10,583	748	11,331
Other adjustments	(6,091)	(117)	(6,208)	(405)	(1,110)	(1,515)
Economic Income—Non-GAAP	$(217,006)	$5,431	(211,575)	$340,157	$5,059	345,216
Adjusted Income Taxes—Non-GAAP(1)			90,311			(93,335)
Distributable Earnings—Non-GAAP			$(121,264)			$251,881

Weighted-Average Class A Shares Outstanding			182,670,173			177,935,977
Weighted-Average Partner Units			322,736,735			323,699,605
Weighted-Average Class A Restricted Share Units (RSUs)			14,343,302			13,906,299
Weighted-Average Adjusted Class A Shares			519,750,210			515,541,881

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$(0.23)			$0.49

Economic Income—Non-GAAP			$(211,575)
FCPA settlements expense			412,101
Economic Income Excluding FCPA Settlements Expense—Non-GAAP			200,526
Adjusted Income Taxes excluding TRA reversal—Non-GAAP(1)			(9,475)
Distributable Earnings Excluding FCPA Settlements Expense and TRA Reversal—Non-GAAP			$191,051

Distributable Earnings Per Adjusted Class A Share Excluding FCPA Settlements Expense and TRA Reversal—Non-GAAP			$0.37

(1) Presents an estimate of amounts needed to fund payments for income taxes and amounts payable under the tax receivable agreement. These amounts are grossed-up for Och-Ziff Capital Management Group LLC’s ownership percentage in the Och-Ziff Operating Group, assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. The amounts payable under the tax receivable agreement includes the effects of the reversal of previously accrued Adjusted Income Taxes related to the TRA waiver in the third quarter of 2016.

EXHIBIT 4
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Three Months Ended December 31, 2016			Three Months Ended December 31, 2015
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$99,140	$5,194	$104,334	$142,620	$5,164	$147,784
Adjustment to management fees(1)	(7,062)	—	(7,062)	848	—	848
Management Fees—Economic Income Basis—Non-GAAP	92,078	5,194	97,272	143,468	5,164	148,632

Incentive income—GAAP	174,885	1,078	175,963	66,301	—	66,301
Adjustment to incentive income(2)	—	—	—	1,522	1,416	2,938
Incentive Income—Economic Income Basis—Non-GAAP	174,885	1,078	175,963	67,823	1,416	69,239
Other revenues	445	17	462	522	7	529
Total Revenues—Economic Income Basis—Non-GAAP	$267,408	$6,289	$273,697	$211,813	$6,587	$218,400

Compensation and benefits—GAAP	$224,675	$15,446	$240,121	$203,084	$15,547	$218,631
Adjustment to compensation and benefits(3)	(14,109)	(1,942)	(16,051)	(16,506)	(1,795)	(18,301)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$210,566	$13,504	$224,070	$186,578	$13,752	$200,330

Interest expense and general, administrative and other expenses—GAAP	$69,587	$537	$70,124	$61,432	$783	$62,215
Adjustment to interest expense and general, administrative and other expenses(4)	(25,600)	(51)	(25,651)	(6,398)	(188)	(6,586)
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	43,987	486	44,473	55,034	595	55,629

Net gains on investments in Och-Ziff funds and joint ventures—GAAP	$2,270	$188	$2,458	$25	$—	$25
Adjustment to net gains on investments in Och-Ziff funds and joint ventures(5)	(2,333)	(188)	(2,521)	(25)	—	(25)
Net Loss on Joint Ventures—GAAP	$(63)	$—	$(63)	$—	$—	$—

Net (loss) income attributable to noncontrolling interests—GAAP	$(6,874)	$(16)	$(6,890)	$(105,506)	$26,337	$(79,169)
Adjustment to net (loss) income attributable to noncontrolling interests(6)	6,872	16	6,888	105,504	(26,337)	79,167
Net Loss Attributable to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(2)	$—	$(2)	$(2)	$—	$(2)

(1)
Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.

(3)
Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Distributions to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations. Additionally, deferred cash compensation expense is recognized in full in the period in which it is awarded, as management determines the total amount of compensation based on the Company’s performance in the year of the award.

(4)
Adjustment to exclude depreciation, amortization, gains and losses on asset held for sale and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(5)	Adjustment to exclude gains and losses on investments in Och-Ziff funds, as management does not consider these items to be reflective of the operating performance of the Company.

(6)
Adjustment to exclude amounts attributable to the executive managing directors on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings to investors in those funds, is also removed.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Year Ended December 31, 2016			Year Ended December 31, 2015
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$512,406	$20,750	$533,156	$623,869	$20,122	$643,991
Adjustment to management fees(1)	(38,424)	—	(38,424)	(1,804)	—	(1,804)
Management Fees—Economic Income Basis—Non-GAAP	473,982	20,750	494,732	622,065	20,122	642,187

Incentive income—GAAP	224,990	8,450	233,440	187,563	—	187,563
Adjustment to incentive income(2)	—	—	—	10,232	7,217	17,449
Incentive Income—Economic Income Basis—Non-GAAP	224,990	8,450	233,440	197,795	7,217	205,012
Other revenues	1,978	28	2,006	2,045	32	2,077
Total Revenues—Economic Income Basis—Non-GAAP	$700,950	$29,228	$730,178	$821,905	$27,371	$849,276

Compensation and benefits—GAAP	$379,968	$29,915	$409,883	$398,015	$32,511	$430,526
Adjustment to compensation and benefits(3)	(70,798)	(9,319)	(80,117)	(115,617)	(12,235)	(127,852)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$309,170	$20,596	$329,766	$282,398	$20,276	$302,674

Interest expense and general, administrative and other expenses—GAAP	$668,093	$3,814	$671,907	$202,795	$2,785	$205,580
Adjustment to interest expense and general, administrative and other expenses(4)	(59,356)	(613)	(59,969)	(3,433)	(749)	(4,182)
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	608,737	3,201	611,938	199,362	2,036	201,398
FCPA settlements expense	(412,101)	—	(412,101)	—	—	—
Non-Compensation Expenses Excluding FCPA Settlements Expense—Economic Income Basis—Non-GAAP	$196,636	$3,201	$199,837	$199,362	$2,036	$201,398

Net gains on investments in Och-Ziff funds and joint ventures—GAAP	$3,104	$656	$3,760	$66	$2	$68
Adjustment to net gains on investments in Och-Ziff funds and joint ventures(5)	(3,167)	(656)	(3,823)	(66)	(2)	(68)
Net Losses on Joint Ventures—GAAP	$(63)	$—	$(63)	$—	$—	$—

Net (loss) income attributable to noncontrolling interests—GAAP	$(194,087)	$330	$(193,757)	$89,057	$102,120	$191,177
Adjustment to net (loss) income attributable to noncontrolling interests(6)	194,073	(330)	193,743	(89,069)	(102,120)	(191,189)
Net Loss Attributable to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(14)	$—	$(14)	$(12)	$—	$(12)

(1)
Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.

(3)
Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Distributions to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations. Additionally, deferred cash compensation expense is recognized in full in the period in which it is awarded, as management determines the total amount of compensation based on the Company’s performance in the year of the award.

(4)
Adjustment to exclude depreciation, amortization, gains and losses on asset held for sale and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(5)	Adjustment to exclude gains and losses on investments in Och-Ziff funds, as management does not consider these items to be reflective of the operating performance of the Company.

(6)
Adjustment to exclude amounts attributable to the executive managing directors on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings to investors in those funds, is also removed.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Summary Of Changes In Assets Under Management(1) (Unaudited)
(dollars in thousands)

	Year Ended December 31, 2016
	December 31, 2015	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	December 31, 2016

Multi-strategy funds	$29,510,248	$(8,962,296)	$—	$536,596	$21,084,548
Credit
Opportunistic credit funds	5,383,629	(40,194)	(685,327)	759,390	5,417,498
Institutional Credit Strategies	7,241,680	784,165	—	(6,335)	8,019,510
Real estate funds	2,048,559	283,408	(152,655)	(7,366)	2,171,946
Other	1,310,745	(58,672)	(50,283)	(14,989)	1,186,801
Total	$45,494,861	$(7,993,589)	$(888,265)	$1,267,296	$37,880,303

	Year Ended December 31, 2015
	December 31, 2014	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	December 31, 2015

Multi-strategy funds	$34,100,390	$(4,719,269)	$—	$129,127	$29,510,248
Credit
Opportunistic credit funds	5,098,600	1,121,104	(727,190)	(108,885)	5,383,629
Institutional Credit Strategies	5,166,734	2,077,404	—	(2,458)	7,241,680
Real estate funds	2,022,399	197,887	(165,587)	(6,140)	2,048,559
Other	1,146,292	146,439	(15,102)	33,116	1,310,745
Total	$47,534,415	$(1,176,435)	$(907,879)	$44,760	$45,494,861

	Year Ended December 31, 2014
	December 31, 2013	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	December 31, 2014

Multi-strategy funds	$31,768,578	$828,131	$—	$1,503,681	$34,100,390
Credit
Opportunistic credit funds	4,305,438	749,093	(501,935)	546,004	5,098,600
Institutional Credit Strategies	2,605,628	2,553,940	—	7,166	5,166,734
Real estate funds	970,568	1,475,219	(414,234)	(9,154)	2,022,399
Other	588,600	528,362	(27,828)	57,158	1,146,292
Total	$40,238,812	$6,134,745	$(943,997)	$2,104,855	$47,534,415

(1)
Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.

(2)
Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information(1) (Unaudited)
(dollars in thousands)

	Assets Under Management as of December 31,			Returns for the Year Ended December 31,						Annualized Returns Since Inception Through December 31, 2016
				2016		2015		2014
	2016	2015	2014	Gross	Net	Gross	Net	Gross	Net	Gross		Net

Multi-strategy funds
OZ Master Fund(2)	$17,671,856	$24,297,106	$27,884,293	6.5%	3.8%	1.6%	-0.4%	9.0%	5.5%	16.9%	(2)	11.8%	(2)
OZ Asia Master Fund	937,232	1,200,213	1,337,913	-3.8%	-5.4%	13.8%	9.6%	7.5%	4.0%	9.0%		5.0%
OZ Europe Master Fund	425,203	899,388	1,238,706	5.8%	3.7%	8.9%	5.8%	4.1%	1.8%	11.7%		7.7%
OZ Enhanced Master Fund	817,971	1,130,747	1,135,868	10.2%	6.8%	0.9%	-1.1%	12.1%	7.9%	11.8%		7.7%
Och-Ziff European Multi-Strategy UCITS Fund	102,359	317,511	346,004	-0.8%	-2.7%	8.7%	5.6%	-4.7%	-6.7%	4.7%		1.9%
Other funds	1,129,927	1,665,283	2,157,606	n/m	n/m	n/m	n/m	n/m	n/m	n/m		n/m
	21,084,548	29,510,248	34,100,390
Credit
Opportunistic credit funds:
OZ Credit Opportunities Master Fund	1,818,649	1,486,241	1,206,009	21.1%	18.0%	-4.4%	-5.2%	12.4%	8.9%	17.5%		13.1%
Customized Credit Focused Platform	2,762,882	2,460,716	1,773,592	26.3%	19.8%	—%	-0.6%	17.8%	13.3%	20.2%		15.2%
Closed-end opportunistic credit funds	357,778	919,786	1,616,377	See the following page for information on the Company’s closed-end opportunistic credit funds.
Other funds	478,189	516,886	502,622	n/m	n/m	n/m	n/m	n/m	n/m	n/m		n/m
	5,417,498	5,383,629	5,098,600
Institutional Credit Strategies	8,019,510	7,241,680	5,166,734	See the second following page for information on the Company’s institutional credit strategies.
	13,437,008	12,625,309	10,265,334

Real estate funds	2,171,946	2,048,559	2,022,399	See the third following page for information on the Company’s real estate funds.

Other	1,186,801	1,310,745	1,146,292	n/m	n/m	n/m	n/m	n/m	n/m	n/m		n/m

Total	$37,880,303	$45,494,861	$47,534,415
n/m not meaningful
Please see the last page of this Exhibit 7 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of December 31,			Inception to Date as of December 31, 2016
						IRR
	2016	2015	2014	Total Commitments	Total Invested Capital(3)	Gross(4)	Net(5)	Gross MOIC(6)

Closed-end Opportunistic Credit Funds (Investment Period)
OZ European Credit Opportunities Fund (2012-2015)(7)	$79,760	$230,662	$574,602	$459,600	$305,487	16.6%	12.5%	1.47x
OZ Structured Products Domestic Fund II (2011-2014)(7)	110,538	301,534	434,921	326,850	326,850	19.7%	15.3%	1.93x
OZ Structured Products Offshore Fund II (2011-2014)(7)	108,822	267,429	373,082	304,531	304,531	17.0%	13.0%	1.72x
OZ Structured Products Offshore Fund I (2010-2013)(7)	6,033	23,495	31,498	155,098	155,098	24.0%	19.2%	2.1x
OZ Structured Products Domestic Fund I (2010-2013)(7)	4,836	14,621	17,080	99,986	99,986	22.9%	18.2%	1.99x
Other funds	47,789	82,045	185,194	346,250	310,350	n/m	n/m	n/m
	$357,778	$919,786	$1,616,377	$1,692,315	$1,502,302
n/m not meaningful
Please see the last page of this Exhibit 7 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

			Assets Under Management as of December 31,
	Initial Closing Date	Initial Deal Size	2016	2015	2014

Institutional Credit Strategies
CLOs:
OZLM I	July 19, 2012	$510,700	$497,633	$499,344	$468,242
OZLM II	November 1, 2012	560,100	510,557	517,301	517,050
OZLM III	February 20, 2013	653,250	611,608	613,827	613,190
OZLM IV	June 27, 2013	600,000	540,979	543,297	542,744
OZLM V	December 17, 2013	501,250	468,465	470,335	470,428
OZLM VI	April 16, 2014	621,250	597,161	598,438	592,707
OZLM VII	June 26, 2014	824,750	796,547	798,289	796,271
OZLM VIII	September 9, 2014	622,250	597,194	597,988	596,858
OZLM IX	December 22, 2014	510,208	495,532	495,643	494,244
OZLM XI	March 12, 2015	510,500	491,949	491,366	—
OZLM XII	May 28, 2015	565,650	550,642	548,452	—
OZLM XIII	August 6, 2015	511,600	496,758	493,012	—
OZLM XIV	December 21, 2015	507,420	502,862	495,798	—
OZLM XV	December 20, 2016	409,250	396,489	—	—
OZLME I	December 15, 2016	430,490	422,982	—	—
		8,338,668	7,977,358	7,163,090	5,091,734
Other funds	n/a	n/a	42,152	78,590	75,000
		$8,338,668	$8,019,510	$7,241,680	$5,166,734

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of December 31,			Inception to Date as of December 31, 2016
					Total Investments					Realized/Partially Realized Investments(8)
	2016	2015	2014	Total Commitments	Invested Capital(9)	Total Value(10)	Gross IRR(11)	Net IRR(5)	Gross MOIC(12)	Invested Capital	Total Value	Gross IRR(11)	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$15,871	$33,752	$47,187	$408,081	$385,508	$799,204	25.2%	15.6%	2.1x	$372,720	$794,976	26.5%	2.1x
Och-Ziff Real Estate Fund II (2011-2014)(7)	303,528	343,679	409,338	839,508	745,945	1,342,934	33.1%	21.3%	1.8x	552,240	1,118,989	39.4%	2.0x
Och-Ziff Real Estate Fund III (2014-2019)(13)	1,457,722	1,447,770	1,438,000	1,500,000	483,419	578,319	n/m	n/m	n/m	—	—	n/m	n/m
Och-Ziff Real Estate Credit Fund I (2015-2019)(13)	288,344	130,150	—	323,225	97,044	111,479	n/m	n/m	n/m	22,419	26,483	n/m	n/m
Other funds	106,481	93,208	127,874	241,324	140,910	189,815	n/m	n/m	n/m	37,824	92,194	n/m	n/m
	$2,171,946	$2,048,559	$2,022,399	$3,312,138	$1,852,826	$3,021,751				$985,203	$2,032,642

	Unrealized Investments as of December 31, 2016
	Invested Capital	Total Value	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$12,788	$4,228	0.3x
Och-Ziff Real Estate Fund II (2011-2014)(7)	193,705	223,945	1.2x
Och-Ziff Real Estate Fund III (2014-2019)(13)	483,419	578,319	n/m
Och-Ziff Real Estate Credit Fund I (2015-2019)(13)	74,625	84,996	n/m
Other funds	103,086	97,621	n/m
	$867,623	$989,109
n/m not meaningful
Please see the last page of this Exhibit 7 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — Footnotes

(1)
The return information reflected in these tables represents, where applicable, the composite performance of all feeder funds that comprise each of the master funds presented. Gross return information is generally calculated using the total return of all feeder funds, net of all fees and expenses except management fees and incentive income of such feeder funds and master funds and the returns of each feeder fund include the reinvestment of all dividends and other income. Net return information is generally calculated as the gross returns less management fees and incentive income (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization). Return information also includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns. The performance calculation for the OZ Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in OZ Master Fund in currencies other than the U.S. Dollar.

(2)
The annualized returns since inception are those of the Och-Ziff Multi-Strategy Composite, which represents the composite performance of all accounts that were managed in accordance with the Company’s broad multi-strategy mandate that were not subject to portfolio investment restrictions or other factors that limited the Company’s investment discretion since inception on April 1, 1994. Performance is calculated using the total return of all such accounts net of all investment fees and expenses of such accounts, except incentive income on unrealized gains attributable to Special Investments that could reduce returns in these investments at the time of realization, and the returns include the reinvestment of all dividends and other income. For the period from April 1, 1994 through December 31, 1997, the returns are gross of certain overhead expenses that were reimbursed by the accounts. Such reimbursement arrangements were terminated at the inception of the OZ Master Fund on January 1, 1998. The size of the accounts comprising the composite during the time period shown vary materially. Such differences impacted the Company’s investment decisions and the diversity of the investment strategies followed. Furthermore, the composition of the investment strategies the Company follows is subject to its discretion, has varied materially since inception and is expected to vary materially in the future. As of December 31, 2016, the gross and net annualized returns since the OZ Master Fund’s inception on January 1, 1998 were 13.0% and 8.8%, respectively.

(3)	Represents funded capital commitments net of recallable distributions to investors.

(4)
Gross internal rate of return (“IRR”) for the Company’s closed-end opportunistic credit funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the fund as of December 31, 2016, including the fair value of unrealized investments as of such date, together with any appreciation or depreciation from related hedging activity. Gross IRR does not include the effects of management fees or incentive income, which would reduce the return, and includes the reinvestment of all fund income.

(5)
Net IRR is calculated as described in footnotes (4) and (11), but is reduced by all management fees and for the real estate funds other fund-level fees and expenses not adjusted for in the calculation of gross IRR. Net IRR is further reduced by accrued and paid incentive income, which will be payable upon the distribution of each fund’s capital in accordance with the terms of the relevant fund. Accrued incentive income may be higher or lower at such time. The net IRR represents a composite rate of return for a fund and does not reflect the net IRR specific to any individual investor.

(6)
Gross multiple of invested capital (“MOIC”) for the Company’s closed-end opportunistic credit funds is calculated by dividing the sum of the net asset value of the fund, accrued incentive income, life-to-date incentive income and management fees paid and any non-recallable distributions made from the fund by the invested capital.

(7)
These funds have concluded their investment periods, and therefore the Company expects assets under management for these funds to decrease as investments are sold and the related proceeds are distributed to the investors in these funds.

(8)
An investment is considered partially realized when the total amount of proceeds received, including dividends, interest or other distributions of income and return of capital, represents at least 50% of invested capital.

(9)	Invested capital represents total aggregate contributions made for investments by the fund.

(10)
Total value represents the sum of realized distributions and the fair value of unrealized and partially realized investments as of December 31, 2016. Total value will be impacted (either positively or negatively) by future economic and other factors. Accordingly, the total value ultimately realized will likely be higher or lower than the amounts presented as of December 31, 2016.

(11)
Gross IRR for the Company’s real estate funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the aggregated investments as of December 31, 2016, including the fair value of unrealized and partially realized investments as of such date, together with any unrealized appreciation or depreciation from related hedging activity. Gross IRR is not adjusted for estimated management fees, incentive income or other fees or expenses to be paid by the fund, which would reduce the return.

(12)
Gross MOIC for the Company’s real estate funds is calculated by dividing the value of a fund’s investments by the invested capital, prior to adjustments for incentive income, management fees or other expenses to be paid by the fund.

(13)	These funds recently launched and have only invested a small portion of their committed capital; therefore, IRR and MOIC information is not presented, as it is not meaningful.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Longer-Term Assets Under Management (Unaudited)
(dollars in thousands)

Longer-Term Assets Under Management
As of December 31, 2016, approximately 45% of the Company’s assets under management were subject to initial commitment periods of three years or longer. The Company earns incentive income on these assets based on the cumulative investment performance generated over this commitment period. The table below presents the amount of these assets under management, as well as the amount of incentive income accrued at the fund level but for which the commitment period has not concluded. These amounts have not yet been recognized in our revenues, as the Company recognizes incentive income at the end of the commitment period when amounts are no longer subject to clawback. Further, these amounts may ultimately not be recognized as revenue by the Company in the event of future losses in the respective funds.

	December 31, 2016
	Longer-Term Assets Under Management	Accrued Unrecognized Incentive

Multi-strategy funds	$2,372,782	$23,523
Credit
Opportunistic credit funds	4,198,939	181,290
Institutional Credit Strategies	7,977,359	—
Real estate funds	2,171,946	121,952
Other	290,538	2,593
	$17,011,564	$329,358
The Company recognizes incentive income on its longer-term assets under management in multi-strategy funds and open-end opportunistic credit funds at the end of their respective commitment periods, which are generally three to five years. Incentive income related to assets under management in the Company’s closed-end opportunistic credit funds and its real estate funds is generally recognized near the end of the life of each fund. These funds generally begin to make distributions after the conclusion of their respective investment period (see Exhibit 7 for fund investment periods). However, these investment periods may generally be extended for an additional one to two years.

EXHIBIT 9
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Financial Supplement (Unaudited)
As of January 1, 2017

OZ Master Fund by Investment Strategy		Investors by Type(1)
Long/Short Equity Special Situations	56%	Pensions	38%
Convertible and Derivative Arbitrage	15%	Corporate, Institutional and Other	14%
Corporate Credit	10%	Private Banks	12%
Merger Arbitrage	10%	Foundations and Endowments	11%
Structured Credit	8%	Fund-of-Funds	9%
Private Investments	1%	Related Parties	9%
		Family Offices and Individuals	7%

Assets Under Management by Geography(2)		Investors by Geography(1)
North America	72%	North America	75%
Europe	19%	Europe	13%
Asia	9%	Asia and Other	12%

(1)	Presents the composition of the Company’s fund investor base across its funds excluding investors in its CLOs.

(2)
The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.

EXHIBIT 10
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Assets Under Management Trends (Unaudited)
(dollars in thousands)

	Assets Under Management as of
	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012

Total Assets Under Management	$37,880,303	$45,494,861	$47,534,415	$40,238,812	$32,603,930
Year-over-Year Change	-17%	-4%	18%	23%	13%

Longer-Term Assets Under Management(1)	$17,011,564	$16,842,321	$15,150,049	$10,640,836	$6,947,746
% of Total Assets Under Management	45%	37%	32%	26%	21%

Assets Under Management by Product
Multi-strategy funds	56%	65%	72%	79%	85%
Credit
Opportunistic credit funds	14%	12%	11%	11%	7%
Institutional Credit Strategies	21%	16%	11%	6%	3%
Real estate funds	6%	5%	4%	2%	3%
Other	3%	2%	2%	2%	2%
Total assets under management in credit, real estate and other funds	44%	35%	28%	21%	15%

(1)	Longer-term assets under management are those subject to initial commitment periods of three years or longer. Please see Exhibit 8 for additional information.